UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 5, 2017

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2017, the Board of Directors (the “Board”) of Capital Senior Living Corporation (the “Company”) elected Brett D. Lee as Executive Vice President and Chief Operating Officer of the Company.

Mr. Lee, age 42, had previously served as the Chief Executive Officer of the North Texas and Dallas Markets of Tenet Healthcare Corporation, a healthcare services company that operates hospitals and outpatient centers throughout the United States, since November 2012. Prior to serving in such capacity, Mr. Lee was the Chief Operating Officer of Children’s Healthcare of Atlanta, a pediatric healthcare provider, from June 2012 until September 2012 and the Senior Vice President, Clinical Operations, of Children’s Healthcare of Atlanta from July 2011 until June 2012. Mr. Lee also served as the Chief Operating Officer of Riley Hospital for Children in Indianapolis, Indiana from February 2010 until June 2011 and as Vice President of Operations and Clinical Services for Children’s Medical Center in Dallas, Texas from January 2005 until February 2010. Mr. Lee began his career with Cook Children’s Medical Center in Fort Worth, Texas where he served in various capacities from 1998 until 2005.

In connection with Mr. Lee’s election as Executive Vice President and Chief Operating Officer of the Company, Mr. Lee and Capital Senior Living, Inc., a wholly owned subsidiary of the Company (“CSL”), entered into an Employment Agreement dated July 5, 2017 (the “Employment Agreement”). The term of the Employment Agreement is for a one year period commencing August 14, 2017 and ending August 13, 2018, subject to extension by the mutual written consent of CSL and Mr. Lee. Under the Employment Agreement, Mr. Lee’s annual base salary will be $450,000, and Mr. Lee will be eligible to receive a performance bonus as determined by the Compensation Committee of the Board. Mr. Lee will also be eligible to participate in all health, retirement, insurance, sick leave, disability, expense reimbursement and other benefit programs, if any, which CSL makes available to its senior executives.

In the event that Mr. Lee’s employment is terminated due to death or disability, by CSL other than “for cause,” or by Mr. Lee for “good reason” (as such terms are defined in the Employment Agreement), Mr. Lee will (1) be entitled to receive his base salary for the balance of the term of the Employment Agreement, but not less than one year from the date of notice of termination (provided, that Mr. Lee will be entitled to receive his base salary and annual bonus paid during the term of the Employment Agreement in the past twelve months for two years in the event such termination is due a “Fundamental Change” (as defined in the Employment Agreement)), (2) retain all of his vested stock awards, and (3) receive payment for all accrued but unpaid or unused vacation and sick days. In the event that Mr. Lee’s employment is terminated due to any other reason, then Mr. Lee will be entitled to receive his base salary and any earned bonus up to and through the date of termination and payment for all accrued but unpaid or unused vacation and sick days

There are no arrangements or understandings between Mr. Lee and any other person pursuant to which Mr. Lee was selected as an officer of the Company. There are no family relationships between Mr. Lee and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Mr. Lee and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 10, 2017, the Company issued a press release announcing the election of Mr. Lee as Executive Vice President and Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated July 5, 2017, by and between Capital Senior Living, Inc. and Brett D. Lee

*99.1	Press Release, dated July 10, 2017

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated July 5, 2017, by and between Capital Senior Living, Inc. and Brett D. Lee

*99.1	Press Release, dated July 10, 2017

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.